Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,232,060
Unrealized Gain (Loss) on Market Value of Futures	2,684,030
Dividend Income	217
Interest Income	263
Total Income (Loss)	$3,916,570

Expenses
General Partner Management Fees	$10,483
Brokerage Commissions	1,877
NYMEX License Fee	262
Non-interested Directors' Fees and Expenses	193
Prepaid Insurance Expense	37
Other Expenses	7,343
Total Expenses	20,195
Expense Waiver	(4,722)
Net Expenses	$15,473
Net Income (Loss)	$3,901,097

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$18,698,904
Net Income (Loss)	3,901,097

Net Asset Value End of Month	$22,600,001
Net Asset Value Per Unit (550,000 Units)	$41.09

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502